Exhibit 99.(a)(8)

SENTINEL GROUP FUNDS, INC.

ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Pursuant to Article FIFTH of the charter of the Corporation (the “Charter”), upon the closing of the reorganization (the “Reorganization”) of Sentinel Capital Growth Fund and Sentinel Growth Leaders Fund, each a series of common stock, $.01 par value per share (the “Common Stock”), of the Corporation, and the redemption of all outstanding shares of such series in the Reorganization, all authorized shares of such series were returned to the status of authorized but unissued shares of Common Stock without further classification or designation.  As a result of such automatic reclassification, and prior to giving effect to the classification set forth below, the number of authorized shares of Common Stock without further classification or designation is 600,000,000.

SECOND:  Under a power contained in Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (“Board of Directors”) adopted resolutions classifying and designating 40,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class R3 shares of Sentinel Total Return Bond Fund, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of a class of shares of such series of Common Stock as set forth in the Charter.

THIRD:  Under a power contained in Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors adopted resolutions classifying and designating 40,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class R6 shares of Sentinel Common Stock Fund, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of a class of shares of such series of Common Stock as set forth in the Charter.

FOURTH:  Under a power contained in Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors adopted resolutions classifying and designating 40,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class R6 shares of Sentinel Small Company Fund, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of a class of shares of such series of Common Stock as set forth in the Charter.

FIFTH:  Under a power contained in Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors adopted resolutions classifying and designating 40,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class R6 shares of the Sentinel Total Return Bond Fund, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of a class of shares of such series of Common Stock as set forth in the Charter.

SIXTH:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 2,940,000,000, of which 440,000,000 are shares of Common Stock without further classification or designation and 2,500,000,000 are shares of Common Stock classified and designated as follows:

Class A	Total Shares Allocated
Sentinel Balanced Fund	40,000,000
Sentinel Common Stock Fund	75,000,000
Sentinel Multi-Asset Income Fund	25,000,000
Sentinel Government Securities Fund	170,000,000
Sentinel International Equity Fund	20,000,000
Sentinel Mid Cap Fund	45,000,000
Sentinel Low Duration Bond Fund	200,000,000
Sentinel Small Company Fund	300,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Mid Cap Opportunities Fund	40,000,000
Sentinel Total Return Bond Fund	50,000,000

Class C
Sentinel Balanced Fund	10,000,000
Sentinel Common Stock Fund	10,000,000
Sentinel Multi-Asset Income Fund	15,000,000
Sentinel Government Securities Fund	20,000,000
Sentinel International Equity Fund	10,000,000
Sentinel Mid Cap Fund	30,000,000
Sentinel Small Company Fund	50,000,000
Sentinel Total Return Bond Fund	40,000,000

Class S
Sentinel Low Duration Bond Fund	200,000,000

Class I
Sentinel Balanced Fund	40,000,000
Sentinel Common Stock Fund	40,000,000
Sentinel Multi-Asset Income Fund	40,000,000
Sentinel Georgia Municipal Bond Fund	40,000,000
Sentinel Government Securities Fund	40,000,000

Sentinel International Equity Fund	40,000,000
Sentinel Low Duration Bond Fund	40,000,000
Sentinel Mid Cap Fund	40,000,000
Sentinel Small Company Fund	250,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Mid Cap Opportunities Fund	40,000,000
Sentinel Total Return Bond Fund	300,000,000

Class R3
Sentinel Total Return Bond Fund	40,000,000

Class R6
Sentinel Common Stock Fund	40,000,000
Sentinel Small Company Fund	40,000,000
Sentinel Total Return Bond Fund	40,000,000

SEVENTH:  The shares of Common Stock described in Articles SECOND through FIFTH above have been reclassified by the Board of Directors under the authority contained in the Charter.

EIGHTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

NINTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the 22nd day of December, 2014.

ATTEST:	SENTINEL GROUP FUNDS, INC.

/s/ Lisa Muller	By:	/s/ Thomas P. Malone
Lisa F. Muller		Thomas P. Malone
Secretary		Vice President